Exhibit 99.1

Ann Parker, Director	Mike Smargiassi
Investor Relations	Brainerd Communicators
605-988-1000	212-986-6667
ann.parker@lodgenet.com	smarg@braincomm.com
   PAR Capital Management, Inc. Increases Stake in LodgeNet to Support On Command Acquisition
     SIOUX FALLS, SD, December 13, 2006 — LodgeNet Entertainment Corporation (the “Company”) announced today that it has entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with PAR Capital Management, Inc. (“PAR Capital”), a private investment firm, to provide for the sale of 1,000,000 shares of common stock of the Company to PAR Capital for the consideration of $23.35 million, and to provide for certain transfer restrictions and registration rights on the shares of common stock of the Company to be issued to PAR Capital. The transaction contemplated under the Stock Purchase Agreement is conditioned on and is scheduled to close upon the closing of the Company’s acquisition of On Command Corporation, also announced today. PAR Capital may terminate the Stock Purchase Agreement in certain circumstances.
     The securities to be sold to PAR Capital will not be registered under the Securities Act of 1933, as amended, and therefore may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements. The information contained herein shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission.
About LodgeNet
     LodgeNet Entertainment Corporation (www.lodgenet.com) is the world leader in interactive TV and broadband solutions to hotels throughout the United States and Canada as well as select international markets. These services include on-demand movies, on-demand games, music and music videos, subscription sports programming, and television on-demand programming, as well as high-speed Internet access; all designed to serve the needs of the lodging industry and the traveling public. LodgeNet provides service to more than one million interactive hotel rooms and serves more than 6,000 hotel properties worldwide. LodgeNet estimates that during 2005, approximately 300 million domestic and international travelers had access to LodgeNet’s interactive television systems. In addition, LodgeNet is a leading innovator in the delivery of on-demand patient education, information, and entertainment to healthcare facilities. LodgeNet is listed on NASDAQ and trades under the symbol LNET.
Forward-looking statement
     Certain statements in this press release constitute “forward-looking statements”. When used in this press release, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance”, and similar expressions and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to estimated free cash flow, cash earnings per share, debt ratios, and synergies, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism, and public health issues; competition from providers of similar services and from alternative sources; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth; the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any proposed acquisition, we are subject to risks that integration costs will exceed expectations; that synergies we anticipate will not be realized, or will take longer than anticipated to realize; that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise; and that the financial results we expect from the acquisition will not be realized. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.
LodgeNet is a registered trademark of LodgeNet Entertainment Corporation. All rights reserved. Other names and brands may be claimed as the property of others.